UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2017

TOWERSTREAM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-33449	20-8259086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

88 Silva Lane, Tech 4, Middletown, RI	02842
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 848-5848

(Former name of former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.     Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders (the “Meeting”) of Towerstream Corporation (the “Company”) was held on May 4, 2017. A total of 17,478,643 shares of common stock, constituting a quorum, were present and accounted for at the Meeting. At the Meeting, the Company’s stockholders approved the following proposal:

To grant the Board of Directors the authority, in its sole direction, in determining a higher stock price that may be required to meet the listing qualifications for one of the national stock exchanges, to approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock by a ratio of not less than one-for-two and not more than one-for-one-hundred at any time prior to May 4, 2018, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors

The proposal was approved and the votes were cast as follows:

For	Against	Abstain	Broker Non-Votes

12,443,053	4,951,323	84,267	-0-

As of the record date for the Special Meeting, 20,777,263 shares of common stock, 1,233 shares of Series D Convertible Preferred Stock, and 843 shares of Series F Convertible Preferred Stock were issued and outstanding and entitled to vote at this Meeting, subject to beneficial ownership limitations governing the Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERSTREAM CORPORATION

Dated: May 4, 2017	By:	/s/ Frederick Larcombe
Frederick Larcombe
Chief Financial Officer